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                                                                   EXHIBIT 10.47

                               FIRST AMENDMENT TO
                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT


     This First Amendment to Executive Officer Employment Agreement ("First Amendment") is effective as of November 13, 2000 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and CHARLES J. YASH ("Mr. Yash").

     A. The Company and Mr. Yash are parties to a certain Executive Officer Employment Agreement entered into as of January 1, 2000 (the "Agreement").

     B. In light of various changed circumstances, the Company and Mr. Yash desire to amend the Agreement, pursuant to Section 16 of the Agreement, in the manner set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Mr. Callaway hereby agree as follows:

1.   Section 1 of the Agreement is hereby amended to read as follows:

          1.    TERM.

               (a) The Company hereby employs Mr. Yash and Mr. Yash hereby accepts employment pursuant to the terms and provisions of this Agreement for the period commencing November 13, 2000 and terminating December 31, 2003 (the "Initial Term"), unless this Agreement is earlier terminated as hereinafter provided.

               (b) On December 31, 2003, and on each December 31 thereafter (the "Extension Dates"), the expiration date of this Agreement shall be automatically extended one (1) year, through December 31 of the following year, so long as (a) this Agreement is otherwise still in full force and effect, (b) Mr. Yash is still employed by the Company pursuant to this Agreement, (c) Mr. Yash is not otherwise in breach of this Agreement, and
     (d) neither the Company nor Mr. Yash has given notice as provided in
     Section 1(c) of this Agreement.

               (c) At any time prior to an Extension Date, either Mr. Yash or the Company may give written notice to the other ("Notice") that the next automatic extension of the expiration date of this Agreement pursuant to Section 1(b) shall be the final such automatic extension of the expiration date of this Agreement. Thus, if either Mr. Yash or the Company gives Notice on or before December 31, 2003, and all other conditions for automatic extension of the expiration date of this Agreement pursuant to
     Section 1(b) exist, then on December 31, 2003, the expiration date of this Agreement shall be extended pursuant to Section 1(b) from December 31, 2003 to December 31, 2004, with this Agreement expiring on that date (if not earlier terminated pursuant to its terms) without any further automatic extensions.

               (d) Upon expiration of this Agreement, Mr. Yash's status shall be one of at will employment.


2.   Section 2 of the Agreement is hereby amended to read as follows:

          2.    SERVICES.

               (a) Mr. Yash shall serve as Senior Executive Vice President, Growth in Golf, of the Company. Mr. Yash's duties shall be the usual and customary duties of the offices in which Mr. Yash serves. At the discretion of the Board of Directors, Mr.


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     Yash shall report to Ely Callaway so long as he is the Chief Executive
     Officer; to Mr. Callaway's successor as Chief Executive Officer; or to the President of the Company. Consistent with the foregoing, the Board of Directors and/or the Chief Executive Officer of the Company may change Mr. Yash's title, position and/or duties at any time.

               (b) Mr. Yash shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

               (c) The Company and Mr. Yash agree that the services being provided by Mr. Yash for the Company under the terms of this Agreement are unique and intellectual in character and that Mr. Yash and the Company are entering into this Agreement so that the Company will have the exclusive benefit of those services during the entire term of the Agreement and any extensions of the Agreement.

               (d) The Company agrees to propose to the Board of Directors of the Company that Mr. Yash be elected to the position of Vice Chairman of the Board. It is understood, however, that whether Mr. Yash is elected to that position or, if so elected, remains in that position, will be at the complete discretion of the Board, and the Board's failure to elect Mr. Yash to be Vice Chairman of the Board, or the Board's later removal of that title from Mr. Yash, shall not constitute a breach of this Agreement.

3.   Section 3 of the Agreement is hereby amended to read as follows:

          3. SERVICES TO BE EXCLUSIVE. During the term hereof, Mr. Yash agrees to devote his full productive time and best efforts to the performance of Mr. Yash's duties hereunder pursuant to the supervision and direction of the Company's Chief Executive Officer and, as applicable, Board of Directors. Mr. Yash further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Mr. Yash is employed by the Company or otherwise receiving compensation or other consideration from the Company, Mr. Yash will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Mr. Yash further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Mr. Yash from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Mr. Yash's work for the Company.

4.   Section 4(a) of the Agreement is hereby amended to read as follows:

               (a) The Company agrees to pay Mr. Yash a base salary at the rate of $700,000.00 per year.

5.   Section 5(e) of the Agreement is hereby deleted in its entirety.

6. Section 5(f) of the Agreement is hereby renumbered as Section 5(e) and amended to read as follows:

               (e) Stock Options. Pursuant to a separate written stock option agreement and subject to the approval of the Stock Option Committee (Employee Plans) of the Board of Directors of the Company, in January 2001 Mr. Yash shall be granted options to purchase at least 50,000 shares of the Common Stock of the Company. The options shall vest as stated in the stock option agreement, provided Mr. Yash is then


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     currently employed by the Company and not in breach of this Agreement.  The option price per share shall be the NYSE closing price of Callaway Golf Common Stock on the date of the grant. The options will contain such reasonable restrictions as determined by the Stock Option Committee (Employee Plans), including without limitation, cancellation of options or forfeiture of gain upon exercise if Mr. Yash discloses the Company's confidential information or competes with the business of the Company. Thereafter, Mr. Yash shall be considered for new stock option grants from time to time, consistent with the treatment of other senior officers.

7. Section 8 of the Agreement is hereby amended to read as follows:

          8.   TERMINATION.

               (a) Termination at the Company's Convenience. Mr. Yash's employment under this Agreement may be terminated by the Company at its convenience at any time. In the event of a termination by the Company for its convenience, Mr. Yash shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Mr. Yash as of the date of such termination. In addition to the foregoing, and subject to the provisions of Section 20, Mr. Yash shall be entitled to Special Severance equal to (i) severance payments equal to Mr. Yash's then current base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination; (ii) the payment of premiums owed for COBRA insurance benefits for a period of time equal to the maximum time allowable under COBRA (currently eighteen (18) months), but not to exceed twenty-four
     (24) months under any circumstances; (iii) the benefits specified in
     Section 5(d) (Estate Planning and Other Perquisites) for a period of time equal to twenty-four (24) months from the date of severance; and (iv) no other severance.

               (b) Termination by the Company for Substantial Cause. Mr. Yash's employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Mr. Yash shall be entitled to receive
     (i) any compensation accrued and unpaid as of the date of termination; and
     (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection failure by Mr. Yash to substantially perform his or her duties, breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of illegal drugs during work, and/or felony criminal conduct.

               (c) Termination by Mr. Yash for Substantial Cause. Mr. Yash's employment under this Agreement may be terminated immediately by Mr. Yash for substantial cause at any time. In the event of a termination by Mr. Yash for substantial cause, Mr. Yash shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Mr. Yash as of the date of such termination. In addition to the foregoing, and subject to the provisions of Section 20, Mr. Yash shall be entitled to Special Severance equal to (i) severance payments equal to Mr. Yash's then current base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination; (ii) the payment of premiums owed for COBRA insurance benefits for a period of time equal to the maximum time allowable under COBRA (currently eighteen (18) months), but not to exceed twenty-four
     (24) months under any circumstances; (iii) the benefits specified in
     Section 5(d) (Estate Planning and Other Perquisites) for a period of time equal to twenty-four (24) months from the date of severance; and (iv) no other severance. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement by the Company.


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               (d)    Termination Due to Permanent Disability.  Subject to all
     applicable laws, Mr. Yash's employment under this Agreement may be terminated immediately by the Company in the event Mr. Yash becomes permanently disabled. Permanent disability shall be defined as Mr. Yash's failure to perform or being unable to perform all or substantially all of Mr. Yash's duties under this Agreement for a continuous period of more than six (6) months on account of any physical or mental disability, either as mutually agreed to by the parties or as reflected in the opinions of three qualified physicians, one of which has been selected by the Company, one of which has been selected by Mr. Yash, and one of which has been selected by the two other physicians jointly. In the event of a termination by the Company due to Mr. Yash's permanent disability, Mr. Yash shall be entitled to (i) any compensation accrued and unpaid as of the date of termination;
     (ii) severance payments equal to Mr. Yash's then current base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination; (iii) the immediate vesting of outstanding but unvested stock options held by Mr. Yash as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Mr. Yash's termination; (iv) the payment of premiums owed for COBRA insurance benefits for a period of time equal to the maximum time allowable under COBRA (currently eighteen (18) months), but not to exceed twenty-four (24) months under any circumstances; and (v) no other severance. The Company shall be entitled to take, as an offset against any amounts due pursuant to subsections (i) and (ii) above, any amounts received by Mr. Yash pursuant to disability or other insurance, or similar sources, provided by the Company.

               (e) Termination Due to Death. Mr. Yash's employment under this Agreement shall be terminated immediately by the Company in the event of Mr. Yash's death. In the event of a termination due to Mr. Yash's death, Mr. Yash's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of death; (ii) severance payments equal to Mr. Yash's then current base salary at the same rate and on the same schedule as in effect at the time of death for a period of time equal to the greater of the remainder of the term of this Agreement or six (6) months from the date of death; (iii) the immediate vesting of outstanding but unvested stock options held by Mr. Yash as of the date of death in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Mr. Yash's death; and (iv) no other severance.

               (f) Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this Section 8, Mr. Yash shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment. The amounts payable to Mr. Yash pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Mr. Yash is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Mr. Yash hereunder any amounts earned by Mr. Yash in other employment after termination of his or her employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Mr. Yash in other employment had Mr. Yash sought such other employment. The provisions of this Section 8 shall not limit Mr. Yash's rights under or pursuant to any other agreement or understanding with the Company regarding any pension, profit sharing, insurance or other employee benefit plan of the Company to which Mr. Yash is entitled pursuant to the terms of such plan.

               (g) Termination By Mutual Agreement of the Parties. Mr. Yash's employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the


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     consequences specified in such agreement.

               (h) Pre-Termination Rights. The Company shall have the right, at its option, to require Mr. Yash to vacate his or her office or otherwise remain off the Company's premises and to cease any and all activities on the Company's behalf without such action constituting a termination of employment or a breach of this Agreement.

8. This First Amendment is subject to the approval of the Compensation and Management Succession Committee of the Board of Directors of the Company. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

     IN WITNESS WHEREOF, the Company and Mr. Yash have caused this First Amendment to be executed effective as of the date set forth above.

MR. YASH                        COMPANY

                                Callaway Golf Company,
                                a Delaware corporation



                                By:
----------------------             ---------------------------------------------
Charles J. Yash                 Ely Callaway, Chairman & Chief Executive Officer


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